EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                                    AND WAIVER



                  This EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this "Amendment") is dated as of April 28, 2000, and entered into by and between THE RIGHT START, INC., a California corporation ("Borrower"), and HELLER FINANCIAL, INC. ("Lender").

                                    RECITALS

                  WHEREAS, Borrower and Lender have entered into that certain Loan and Security Agreement dated as of November 14, 1996, as amended by that certain First Amendment to Loan and Security Agreement and Limited Waiver and Consent dated as of April 30, 1997, as further amended by that certain Second Amendment to Loan and Security Agreement and Limited Waiver dated July 10, 1997, as further amended by that certain Third Amendment to Loan and Security Agreement, Limited Waiver and Consent dated September 3, 1997, as further amended by that certain Fourth Amendment to Loan and Security Agreement and Limited Consent effective as of January 30, 1998, as further amended by that certain Waiver and Fifth Amendment to Loan and Security Agreement dated as of December 9, 1998, as further amended by that certain Sixth Amendment to the Loan and Security Agreement and First Amendment to Secured CAPEX Note dated as of November 8, 1999, as further amended by that certain Seventh Amendment to Loan and Security Agreement and Second Amendment to Secured CAPEX Note dated as of January 18, 2000 (as so amended, the "Loan Agreement");

                  WHEREAS, Events of Default exist under (i) subsection 6.1 of the Loan Agreement as a result of Borrower's breach of the minimum Net Worth covenant contained in subsection 6.1 for the months of February and March 2000,
(ii) subsection 6.4 of the Loan Agreement as a result of Borrower's exceeding the limitations on Capital Expenditures and (iii) subsection 5.1(Q) as a result of Borrower's failing to provide the Projections required thereunder (the "Existing Events of Default"), and Borrower has requested that Lender waive such Existing Events of Default and Lender has agreed to do so, all upon the terms and conditions set forth herein;

                  WHEREAS, Borrower has requested certain amendments to the Loan Documents (as defined in the Loan Agreement), as set forth herein;

                  WHEREAS, Lender is willing to grant such amendments, all upon the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of these premises, the agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given in the Loan Agreement.

2. Amendment to Subsection 2.1(C) of the Loan Agreement. Subsection 2.1(C) is hereby amended by inserting the following before the final sentence thereof:

                  "Commencing on May 1, 2000, and continuing on the first day of each month thereafter until the CAPEX Loan is paid in full, Borrower shall pay to Lender (in addition to any other amounts due hereunder), $100,000, which payments shall be credited to the outstanding principal balance of all CAPEX Advances outstanding as of each such payment date."

3.        Amendment to Subsection  5.1(N) of the Loan Agreement.  Subsection 5.1
(N) of the Loan Agreement is amended to add the following at the end of such subsection:

                  "and within 2 Business Days of opening a new store location, a revised list of locations including the address of the new location and copies of the lease for such location either as executed or a draft in substantially final form (and in such case, send the final lease when executed)

4.       Amendment to Subsection 6.1 of the Loan Agreement.  Subsection  6.1  of
the  Loan Agreement  is  hereby  deleted  in  its  entirety  an  the   following
substituted therefor:

                   "6.1     Net Worth.  Borrower shall maintain Net Worth of  at
                    least (a) $7,196,000 as of  April 30, 2000,  (b)  $6,950,000 as of  May 31, 2000, (c) $6,995,000 as of June 30, 2000, (d)
                    $6,773,000 as  of July 31,  2000 and (e)  $8,000,000  as  of
                    August 31, 2000 and as of the end of each month thereafter."

5.       Amendment to Subsection 6.3 of the Loan Agreement.   Subsection 6.3  of
the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                   "6.3     Minimum EBITDA. Borrower shall have a minimum EBITDA
for the periods set forth below in the amounts set forth below:

                           Period                                Amount

                  Three months ended April 30, 1998           ($1,200,000)
                  Six months ended July 31, 1998              ($1,200,000)
                  Nine months ended October 31, 1998          ($  900,000)
                  Twelve months ended January 31, 1999        ($  900,000)
                  Twelve months ended April 30, 1999          ($  500,000)

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

                  Twelve months ended July 31, 1999            $      0
                  Twelve months ended October 31, 1999         $  400,000
                  Twelve months ended January 31, 2000         $  500,000
                  Twelve months ended April 30, 2000           $  250,000
                  Twelve months ended July 31, 2000            $  500,000
                  Twelve months ended October 31, 2000         $  500,000
                  Twelve months ended February 3, 2001         $  500,000"

6. Additional Covenants of Borrower. On or before May 15, 2000, Borrower shall deliver to Lender consolidated and consolidating Projections for Borrower and its Subsidiaries for each month of the Fiscal Year ending on February 3, 2001, in form and substance, and containing such detail, as are satisfactory to Lender. Failure to comply with this covenant shall constitute an Event of Default under the Loan Agreement.

7. Limited Waiver. As of the Effective Date of this Amendment (as defined in Paragraph 7 below), Lender hereby waives the Existing Events of Default. The waiver contained herein is limited to the Existing Events of Default and shall not extend to any future or other existing Defaults or Events of Default, and Lender's granting of such waiver shall not obligate it to grant any similar or other future waiver of any Default or Event of Default.

8. Representations and Warranties. Borrower represents and warrants to Lender as follows:

a. Borrower has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, as well as in each jurisdiction in which Borrower is required to be qualified to transact business.

b. Borrower has full power and authority and legal right to execute and deliver this Amendment and to perform its obligations under the Loan Agreement and the other Loan Documents, each as amended hereby, and has taken all necessary action to authorize such execution, delivery and performance.

c. This Amendment has been duly executed and delivered by Borrower and such Amendment, and each of the Loan Agreement and the other Loan Documents as amended hereby, each constitutes the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and subject to the availability of equitable remedies.

9. Conditions to the Effectiveness of this Amendment. Each of the following shall be conditions precedent to the effectiveness of this Amendment (the date on which such conditions are met being the "Effective Date"):

a. Borrower shall have duly executed and delivered a counterpart of this Amendment to Lender or its counsel.

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


b. Before and after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing other than the Existing Events of Default, (b) all of the representations and warranties contained in the Loan Documents shall be true and correct in all material respects (except for any representation or warranty limited by its terms to a specific date), (c) Borrower shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or prior to such date (except for the Existing Events of Default), and (d) Borrower shall have delivered to Lender a certificate to such effect in the form attached hereto as Exhibit A.

c. Borrower shall have delivered to Lender or its counsel a certificate of its Secretary or an Assistant Secretary, certifying as to (i) the incumbency of the officers executing this Amendment and any other documents in connection herewith, (ii) the articles of incorporation of Borrower and (iii) the bylaws of Borrower, each as in effect on the Effective Date, together with a good standing certificate from the Secretary of State of the State of California with respect to the Borrower.

d. Borrower shall have paid to Lender a closing fee in the amount of $30,000.00.

10. Post-Closing Condition. Within five (5) Business Days of the date hereof, Borrower shall deliver to Lender evidence of Borrower's Board of Directors' authorization and ratification of Borrower's execution, delivery and performance of its obligations under this Amendment and under the Loan Documents as amended hereby, and of the transactions contemplated hereby and thereby, such evidence to be in form and substance satisfactory to Lender. Borrower hereby acknowledges and agrees that failure to deliver such evidence within the time period set forth above shall constitute an Event of Default under the Loan Agreement.

11. Effect of Amendment; Ratification. From and after the Effective Date, all references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended hereby. The terms and provisions set forth in this Amendment shall amend and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are hereby ratified and confirmed and are and shall continue in full force and effect.

12. No Waiver. Except as and only to the extent set forth in Section 7 hereof, nothing contained herein or in any other instrument or document executed in connection herewith, nor any action taken by Lender in connection with this Amendment or any other action contemplated hereby shall in any event be construed or deemed to constitute a waiver of any past, present or future Default or Event of Default or a waiver or an estoppel of any cause of action Lender may have against Borrower for any reason whatsoever, and Lender hereby reserves all rights and remedies under the Agreement or the other Loan Documents.

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


13. Fees and Expenses. Borrower acknowledges that all fees and expenses (including reasonable attorneys fees) incurred by Lender in connection with this Amendment are for the account of Borrower pursuant to the Loan Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery via facsimile of an executed counterpart of a signature page of this Amendment shall be effective as delivery of a manually-executed counterpart of this Amendment.

15. Severability. The illegality or unenforceability of any provision of this Amendment, the Loan Agreement (including as amended hereby) or any other document or any other instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment, the Loan Agreement (including as amended hereby) or such other document or any other instrument or agreement required hereunder or thereunder.

16. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns.

17. Governing Law. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Illinois, without regard to conflicts of laws principles.



                            [SIGNATURE PAGE FOLLOWS]



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


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by a duly authorized officer as of the date first above written.



                                          THE RIGHT START, INC.


                                          By: /s/ Jerry R. Welch
                                          Name:   Jerry R. Welch
                                          Its:    President and CEO




                                          HELLER FINANCIAL, INC.



                                          By:  /s/ David A. Coleman
                                          Name:    David A. Coleman
                                          Its:     Assistant Vice President




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

                                    Exhibit A




                              BORROWER'S CLOSING CERTIFICATE


                  This certificate is delivered pursuant to that certain Eighth Amendment to Loan and Security Agreement and Limited Waiver dated as of April 28, 2000 (the "Amendment") between The Right Start, Inc., a California corporation ("Borrower"), and Heller Financial, Inc. ("Lender"). Except as provided herein, all capitalized terms used herein which are defined in the Loan Agreement shall have the meanings given therein. The undersigned hereby certifies to Lender that he or she, as applicable, is the duly elected, qualified and acting Chief Executive Officer or Chief Financial Officer of Borrower, as applicable, and on behalf of Borrower (and not individually), further certifies to Lender that:

                  1. Each representation and warranty made in Section 4 of the Loan Agreement and in the other Loan Documents is true, correct and complete in all material respects as of the Effective Date (as defined in the Amendment) to the same extent as though made on and as of that date, except for any representation and warranty limited by its terms to a specific date.

                  2. No event has occurred and is continuing or would result from the consummation of the transactions contemplated under the Amendment on the Effective Date which event would constitute a Default or Event of Default, except for the Existing Events of Default (as defined in the Amendment).

                  3. Borrower has performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before the Effective Date, other than the Existing Events of Default.

                  4. No order, judgment or decree of any court, arbitrator or governmental authority purports to enjoin or restrain Lender from making any Loans or issuing any Lender Letters of Credit to Borrower, or to extend the maturity date of any Loans or Letters of Credit outstanding on the date hereof.

                  5. There is not pending,  or to my knowledge  threatened,  any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration against or affecting Borrower or any of its property that has not been disclosed by Borrower in writing, and there has occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration so disclosed that could reasonably be expected to have a Material Adverse Effect.

                  6. No event or condition has occurred since the fiscal quarter ending on January 31, 2000, which constitutes or could reasonably be expected to constitute a Material Adverse Effect or which has not been previously and fully disclosed to Lender in writing.

                  7. On the date hereof after giving effect to the transactions contemplated by the Amendment on the date hereof and the payment by Borrower of all costs, fees and expenses related thereto, Borrower (a) owns assets the fair salable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of Borrower as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

                  8. The conditions precedent set forth in Section 9 of the Amendment have been satisfied.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Borrower's Closing Certificate on behalf of Borrower this 28th day of April, 2000.

                                      THE RIGHT START, INC.




                                      By: /s/ Jerry R. Welch
                                      Name:   Jerry R. Welch
                                      Title:  Chief Executive Officer



                                      By: /s/ Gina M. Engelhard
                                      Name:   Gina M. Engelhard
                                      Title:  Chief Financial Officer




                                       2